UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N. Military Trail, Suite 275 Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

Genesis Group Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 3, 2013, InterCloud Systems, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement with AW Solutions, Inc., a Florida corporation (“AWS”), AW Solutions Puerto Rico, LLC, a Puerto Rico limited liability company (“AWPR,” and collectively with AWS, “AW Solutions”), and each of the owners of the outstanding shares of capital stock of AWS and membership interests of AWPR (the “Sellers”), as amended by Amendment No. 1 to Purchase Agreement dated April 9, 2013 (the “Purchase Agreement”).  AW Solutions is a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  Pursuant to the Purchase Agreement, at the closing the Sellers will transfer to the Company the outstanding shares of capital stock of AWS and the outstanding membership interests of AWPR for an aggregate purchase price of $5,215,607.50, subject to certain adjustments as summarized herein.

As of the closing date, the Company will make a cash payment to the Sellers in the amount of  $475,000 (the “Closing Date Cash Payment”), and make a cash payment in the amount of $25,000 to an escrow agent (the “Escrow Agent”) to be held in escrow in accordance with the terms of an escrow agreement.  The Company will also issue one or more promissory notes (the “Notes”) to the Sellers in the aggregate principal amount of $2,107,803.75, less the amount of any existing indebtedness of AW Solutions as of the closing date.  The Notes will bear interest at the annual short-term applicable federal rate for March 2013 as published by the Internal Revenue Service and will mature on the 45th day after the closing date, subject to an extension of the majority date at the Company’s option for an additional 15 business days.  On the maturity date, 5% of the then-outstanding principal balance of the Notes will be delivered by the Company to the Escrow Agent to be held in escrow.  The Notes will be secured by a lien on the accounts receivable of AW Solutions as of the closing date.  In addition, the Company will issue to the Sellers an aggregate of 814,939 shares of common stock, par value $0.0001 per share of the Company (“Common Stock”), within three business days of the earlier of (i) the closing of the offering pursuant to the Company’s Registration Statement on Form S-1 (SEC File No. 333-185293) originally filed with the Securities and Exchange Commission on December 5, 2012, and (ii) June 30, 2013.  Any amounts remaining held in escrow by the Escrow Agent not subject to any claims shall be released to the Sellers nine months after the closing date.

Pursuant to the Purchase Agreement, the Purchase Price is subject to customary working capital adjustments.  The Purchase Agreement also provides that, in the event the actual closing EBITDA of AW Solutions as calculated by the Company after closing (the “Buyer-Calculated EBITDA”) is less than $2,086,243 (the “Closing EDITDA”), the Company will be entitled to certain set-off rights against the earn-out adjustments payable to the Sellers in an aggregate amount equal to 2.5x the difference of the Buyer-Calculated EBITDA and the Closing EBITDA (the “Closing EBITDA Adjustment”).  If the sum of the First EBITDA Adjustment and the Second EBITDA Adjustment (each as defined below) is less than the Closing EBITDA Adjustment, the Sellers will be required to pay the Company in cash an amount equal to the Closing EDITDA Adjustment less any amounts set-off against the First EBITDA Adjustment and the Second EBITDA Adjustment.

The Purchase Agreement provides for certain earn-out payments to the Sellers based on the first and second anniversary EBITDA of AW Solutions.  Following the first anniversary of the closing date, the Company will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the closing date and ending on the first anniversary of the closing date (the “First Anniversary EBITDA”), which will be subject to review by the Sellers in accordance with the Purchase Agreement.  If required, the Company will make an earn-out payment to the Sellers based on the First Anniversary EBITDA as follows (the “First EBITDA Adjustment”):

(i) if the First Anniversary EBITDA is less than $2,000,000, the First EBITDA Adjustment will be zero;

(ii) if the First Anniversary EBITDA is equal to or greater than $2,000,000 and less than or equal to $3,000,000, then the First EBITDA Adjustment will be equal to the First Anniversary EBITDA and will be paid by the Company to the Sellers in cash;

(iii) if the First Anniversary EBITDA is greater than $3,000,000 and less than or equal to $4,000,000, then the First EBITDA Adjustment will be equal to 1.5x the First Anniversary EBITDA and will be paid by the Company to the Sellers in cash;

(iv) if the First Anniversary EBITDA is greater than $4,000,000 and less than or equal to $5,000,000, then the First EBITDA Adjustment will be equal to 2.0x the First Anniversary EBITDA, of which 50% will be paid by the Company to the Sellers in cash and 50% will be paid by the issuance to the Sellers of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the first anniversary of the closing date; or

(v) if the First Anniversary EBITDA is greater than $5,000,000, then the First EBITDA Adjustment will be equal to 2.25x the First Anniversary EBITDA, of which 50% will be paid by the Company to the Sellers in cash and 50% will be paid by the issuance to the Sellers of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the first anniversary of the closing date.

Following the second anniversary of the closing date, the Company will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the first anniversary of the closing date and ending on the second anniversary of the closing date (the “Second Anniversary EBITDA”), which will be subject to review by the Sellers in accordance with the Purchase Agreement.  The Company will make an earn-out payment to the Sellers based on the Second Anniversary EBITDA as follows (the “Second EBITDA Adjustment”):

(i) if the Second Anniversary EBITDA is less than or equal to the First Anniversary EBITDA, then the Second EBITDA Adjustment will be zero;

(ii) if the Second Anniversary EBITDA exceeds the First Anniversary EBITDA (the “EBITDA Growth Amount”) by an amount less than $1,000,000, the Second EBITDA Adjustment will be equal to 2.0x the EBITDA Growth Amount and will be paid by Company to the Sellers in cash;

(iii) if the EBITDA Growth Amount is equal to or greater than $1,000,000 and less than $3,000,000, then the Second EBITDA Adjustment will be equal to 2.25x the EBITDA Growth Amount, of which 88.88% will be paid by Company to the Sellers in cash and 11.12% will be paid by the issuance to the Sellers of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the second anniversary of the closing date; or

(iv) if the EBITDA Growth Amount is equal to or greater than $3,000,00, then the Second EBITDA Adjustment will be equal to 2.5x the EBITDA Growth Amount, of which 80% will be paid by Company to the Sellers in cash and 20% will be paid by the issuance to the Sellers of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the second anniversary of the closing date.

The Purchase Agreement contains customary representations, warranties and covenants, and provides for customary indemnification in the event of breaches of such representations, warranties and covenants.  The closing of the transactions contemplated by the Purchase Agreement are subject to customary closing conditions.

The foregoing descriptions of the transaction do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K. The Purchase Agreement is being filed to provide information regarding the terms of the Company’s acquisition of AW Solutions, and no representation, warranty, covenant or agreement contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any person other than the Sellers, or covenant or agreement of the Company with any person other than the Sellers. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the parties thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors in the Company and may be qualified by disclosures between the parties.

On April 9, 2013, the Company issued a press release announcing that it entered into a definitive agreement to acquire AW Solutions, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Purchase Agreement dated April 3, 2013 by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay.

2.2
Amendment No. 1 to Purchase Agreement dated April 9, 2013 by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay

99.1	Press Release of the Company dated April 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	InterCloud Systems, Inc.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement dated April 3, 2013 by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay.

2.2
Amendment No. 1 to Purchase Agreement dated April 9, 2013 by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay

99.1	Press Release of the Company dated April 9, 2013.